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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Fort Bend Holding Corp. on Form S-8 (File No. 333-27839 and File No. 33-85674) of our report which includes an explanatory paragraph related to an accounting change, dated May 5, 1997, on our audits of the consolidated financial statements of Fort Bend Holding Corp. and Subsidiaries as of March 31, 1998 and 1997, and for the years ended March 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-KSB.



                                         /s/ Coopers & Lybrand L.L.P.
                                         ------------------------------------
                                         COOPERS & LYBRAND L.L.P.


Houston, Texas
June 26, 1998